Exhibit 99.1

Cellular Biomedicine Group Reports Third Quarter 2015 Financial Results and Provides Business Highlights

SHANGHAI, China and CUPERTINO, Calif., November 13, 2015 /GlobeNewswire/ -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today reported financial results for the quarter ended September 30, 2015 and provided business highlights.

Dr. William Wei Cao, Chief Executive Officer, commented, “We achieved pivotal milestones in the third quarter that redefined CBMG’s business and strategically positioned the Company as an emerging, bifurcated and world-class immuno-oncology and cell therapy contender with international aspirations through the advancement of key infrastructure and clinical milestones.  We are encouraged by the positive clinical development of our therapeutic platforms in the third quarter. The Chinese PLA General Hospital (“PLAGH”) CAR-T Phase I clinical trial for the treatment of patients with EGFR expressing advanced relapsed/refractory solid tumors in Non-Small Cell Lung Cancer (“NSCLC”) and cholangiocarcinoma, and the Phase IIa CD20 Non-Hodgkin’s Lymphoma (“NHL”) clinical trial have inspired us to accelerate their development to treat these terminal conditions.  We are planning to launch multi-site CAR-T and Dendristim vaccine (previously called GVax) clinical trials in China and are evaluating options to further develop this prospective treatment in the U.S. In addition, we continued to strengthen our scientific team with the appointments of Alan List, M.D., as Chair of the Scientific Advisory Board and Yihong Yao, Ph.D., as Chief Scientific Officer.”

“In terms of infrastructure, in addition to our Shanghai and Wuxi sites, we opened a new GMP facility in Beijing, and now operate three GMP facilities in China housing nine independent production lines to address increasing manufacturing demands.”

“We believe we are one of the few emerging and versatile biotech companies with a growing revenue-generating T cell technical service. We have proven our ability to make acquisitions and expand globally recognized therapies addressing large and critical markets.  We believe we are in an enviable position for the future in carrying out our mission to deliver evolutionary science and serving large patient populations,” concluded Dr. William Wei Cao, Chief Executive Officer of Cellular Biomedicine Group.

Third Quarter 2015 Financial Performance

1.	Cash Position: Cash and cash equivalents as of September 30, 2015 were $20.1 million compared to $14.8 million as of December 31, 2014
2.	Net Cash Used in Operating Activities: Net cash used in operating activities for the third quarter of 2015 was $2.9 million, compared to $3.4 million for the same period in 2014
3.
Revenue: Revenues in the third quarter of 2015 were $0.6 million compared to nil for the same period in 2014. All of the revenue has resulted from our acquisition of Agreen Biotech Ltd. that provides T cell technical services, and we are continuing to expand our network of hospitals to grow our revenue.

4.
G&A Expenses: General and administrative expenses for the third quarter of 2015 were $3.5 million compared to $1.9 million for the same period in 2014. Increased expenses in 2015 were primarily attributed to the hiring of senior technical leaders, expanded GMP facility expenses, and amortization of the IP expenses associated with previous acquisitions.

5.
R&D Expenses: Research and development expenses for the third quarter of 2015 were 2.2 million, compared to $0.8 million for the same period in 2014. Approximately two thirds of the increase resulted from the addition of scientific talent to our immunotherapy research and development team, while the remaining increase stems from increased clinical trial expenditures in CAR-T, Tcm, and automated production techniques.

6.
Net Loss: Net loss allocable to common stock holders was $5.1 million, compared to $2.8 million for the same period in 2014. Changes in net loss are primarily attributable to an increase in share-based compensation and clinical trial expenses.

During and since the third quarter of 2015, Cellular Biomedicine Group achieved the following milestones and significant events:

Business Highlights

●	Appointed Alan List, M.D. as Chair of the Scientific Advisory Board
●	Appointed former MedImmune/AstraZeneca Director, Yihong Yao, Ph.D., B.S., as Chief Scientific Officer
●	Opened new GMP facility in Beijing
●	Evaluating options for U.S. clinical trials on NSCLC and Dendristim vaccine immune-cell therapy

Technology Achievements

●
Received two new certifications from the China Food and Drug Administration (the “CFDA”) for its proprietary cell and tissue preservation media kits respectively, in accordance with the CFDA’s new regulations announced on June 1, 2015

●	Expanded our intellectual property portfolio from 70 to 77 patents in various stages of approval
●
Announced preliminary Phase I clinical results of CAR-T EGFR-HER1 (“CBM-EGFR.1”) for the treatment of patients with EGFR expressing advanced relapsed/refractory solid tumors, with overall disease control rate (DCR) of 79% (19 of 24). 100% DCR in cholangiocarcinoma (5/5), 71% DCR in NSCLC (12/17)

Upcoming Public Events

Management is scheduled to participate in the following upcoming industry and investor conferences:

●	November 18-19, Jefferies 2015 Global Healthcare Conference, London, UK
●	December 1-2, Piper Jaffray Annual Healthcare Conference, New York, NY

CELLULAR BIOMEDICINE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2015	2014

Assets
Cash and cash equivalents	$20,106,377	$14,770,584
Accounts receivable	410,761	141,029
Other receivables	319,211	135,957
Inventory	422,077	372,249
Prepaid expenses	439,657	565,299
Other current assets	-	110,347
Total current assets	21,698,083	16,095,465

Investments	13,299,407	6,886,033
Property, plant and equipment, net	1,726,418	1,280,410
Goodwill	7,678,787	7,678,789
Intangibles, net	16,323,642	11,156,676
Long-term prepaid expenses and other assets	1,150,296	587,729
Total assets	$61,876,633	$43,685,102

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$146,369	$426,917
Accrued expenses	2,574,829	2,074,384
Taxes payable	615,800	814,288
Advances payable to related party	-	36,254
Other current liabilities	1,382,798	724,479
Total current liabilities	4,719,796	4,076,322

Other non-current liabilities	231,085	452,689
Total liabilities	4,950,881	4,529,011

Stockholders' equity:

Preferred stock, par value $.001, 50,000,000 shares
authorized; none issued and outstanding as of
September 30, 2015 and December 31, 2014, respectively	-	-

Common stock, par value $.001, 300,000,000 shares authorized;
11,656,857 and 10,990,335 issued and outstanding
as of September 30, 2015 and December 31, 2014, respectively	11,657	10,990
Additional paid in capital	101,312,047	75,467,316
Accumulated deficit	(52,346,434)	(37,890,590)
Accumulated other comprehensive income (loss)	7,948,482	1,568,375
Total stockholders' equity	56,925,752	39,156,091

Total liabilities and stockholders' equity	$61,876,633	$43,685,102

CELLULAR BIOMEDICINE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales and revenue	$624,907	$-	$1,885,256	$179,120

Operating expenses:
Cost of sales	443,416	-	1,335,707	92,553
General and administrative	3,467,184	1,946,909	9,915,956	4,901,670
Selling and marketing	190,152	21,311	500,393	86,806
Research and development	2,190,240	812,227	4,968,352	2,100,271
Impairment of investments	-	-	123,428	-
Total operating expenses	6,290,992	2,780,447	16,843,836	7,181,300
Operating loss	(5,666,085)	(2,780,447)	(14,958,580)	(7,002,180)

Other income (expense):
Interest income	8,386	698	29,417	1,263
Other income (expense)	492,101	(260)	502,921	94,357
Total other income	500,487	438	532,338	95,620
Loss from continuing operations before taxes	(5,165,598)	(2,780,009)	(14,426,242)	(6,906,560)

Income taxes (expense) credit	23,400	-	(29,602)	-

Loss from continuing operations	(5,142,198)	(2,780,009)	(14,455,844)	(6,906,560)

Loss on discontinued operations, net of taxes	-	(43,271)	-	(3,037,514)

Net loss	$(5,142,198)	$(2,823,280)	$(14,455,844)	$(9,944,074)
Other comprehensive income (loss):
Cumulative translation adjustment	(225,198)	(1,838)	(163,353)	(8,673)
Unrecognized gain (loss) on investments	(1,520,000)	(1,005,455)	6,543,460	2,515,894
Total other comprehensive income (loss):	(1,745,198)	(1,007,293)	6,380,107	2,507,221

Comprehensive loss	$(6,887,396)	$(3,830,573)	$(8,075,737)	$(7,436,853)

Loss per share for continuing operations:
Basic	$(0.44)	$(0.30)	$(1.27)	$(0.85)
Diluted	$(0.44)	$(0.30)	$(1.27)	$(0.85)

Loss per share for discontinued operations:
Basic	$-	$-	$-	$(0.37)
Diluted	$-	$-	$-	$(0.37)

Net loss per share :
Basic	$(0.44)	$(0.31)	$(1.27)	$(1.22)
Diluted	$(0.44)	$(0.31)	$(1.27)	$(1.22)

Weighted average common shares outstanding:
Basic	11,622,756	9,131,576	11,399,958	8,155,213
Diluted	11,622,756	9,131,576	11,399,958	8,155,213

CELLULAR BIOMEDICINE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,455,844)	$(9,944,074)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,537,323	660,836
Loss on disposal of assets	-	12,313
Stock based compensation expense	5,672,955	1,151,404
Amortisation of deferred stock compensation	-	85,671
Other than temporary impairment on investments	123,428	-
Realized losses from sale of investments	5,178	5,913
Value of stock received for services	-	(1,610,000)
Impairment of goodwill	-	3,299,566
Decrease in fair value of accrued expenses for the acquisition of intangible assets	(413,559)	-
Changes in operating assets and liabilities:
Accounts receivable	(275,317)	(13,419)
Other receivables	(176,301)	(53,332)
Inventory	(49,828)	(53,857)
Prepaid expenses	108,055	(439,437)
Other current assets	110,347	22,779
Investments	-	7,150
Long-term prepaid expenses and other assets	(156,704)	(458,058)
Accounts payable	(280,548)	(36,988)
Accrued expenses	183,105	371,578
Advance payable to related party	(30,216)	-
Other current liabilities	(63,426)	(1,135,151)
Taxes payable	(198,488)	-
Other non-current liabilities	(212,371)	-
Net cash used in operating activities	(8,572,211)	(8,127,106)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	-	(190,698)
Proceed from sale of investments, net of transaction costs	1,480	-
Purchases of intangible assets	(4,577,740)	(1,953)
Purchases of property, plant and equipment	(918,289)	(129,096)
Net cash used in investing activities	(5,494,549)	(321,747)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	18,964,849	11,121,956
Proceeds from exercise of stock options	478,798	-
Repayment of advance from affiliate	-	(33,468)
Net cash provided by financing activities	19,443,647	11,088,488

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(41,094)	1,112

INCREASE IN CASH AND CASH EQUIVALENTS	5,335,793	2,640,747
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,770,584	7,175,215
CASH AND CASH EQUIVALENTS, END OF PERIOD	$20,106,377	$9,815,962

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for income taxes	$99,668	$-

Non-cash investing activities
Acquisition of intangible assets through issuance of the Company's stock	$1,096,399	$1,442,850
Acquisition of business through issuance of the Company's stock	$-	$14,496,256

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases.  Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:

Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com